Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees to the joint filing, on behalf of the Reporting Persons (as defined in the joint filing), of a statement on Schedule 13D (including amendments thereto) with respect to the common stock, par value $0.00001 per share, of Cea Industries Inc., and that this agreement be included as an Exhibit 99.1 to such joint filing. This agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument. The undersigned acknowledge that each shall be responsible for the timely filing of any amendments, and for the completeness and accuracy of the information concerning him, her or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others.

IN WITNESS WHEREOF, each of the undersigned hereby executes this agreement as of this 7th day of June, 2024.

/s/ Rochel M. Kassirer
Rochel M. Kassirer

/s/ Chaim Herzog
Chaim Herzog

111 EQUITY GROUP LLC

/s/ Chaim Herzog
BY:	Chaim Herzog
ITS:	Manager